AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

AMONG

CORPORATE OFFICE PROPERTIES, L.P.,

FRANK DERWIN,

FREDERICK FUNK,

GEF CAPITAL COMPANY HOLDINGS, LLC,

THE HANNON FAMILY, LLC,

JOHN G. HANNON REVOCABLE TRUST U/A DATED MARCH 9, 2004,

LEONARD E. MOODISPAW,

CAROLINE PISANO,

THUNDERCLAP HOLDINGS, LLC,

VEDANTA OPPORTUNITES FUND, L.P.,

ALPHA TECHNOLOGY LTD.,

DANIEL WEIMER,

W. MORGAN ADAMS,

BARRY SKOLNICK,

AND

THE KEYW CORPORATION

DATED AS OF MAY 29, 2009

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement” or the “Stockholders’ Agreement”) is entered into as of May 29, 2009, by and among each of the following parties (each, a “Party”): (i) The KEYW Corporation, a Maryland corporation (the “Company”), (ii) Corporate Office Properties, L.P. (“COPLP”), (iii) Frank Derwin, (iv) Frederick Funk, (v) GEF Capital Company Holdings, LLC (“GEF”), (vi) The Hannon Family, LLC (the “Hannon Family”), (vii) Leonard E. Moodispaw, (viii) Caroline Pisano, and (ix) Thunderclap Holdings, LLC (“Thunderclap”) (collectively, excluding the Company, the “Existing Stockholders”), (x) Daniel Weimer, (xi) W. Morgan Adams, and (xii) Barry Skolnick (collectively, the “Acquisition Stockholders”), and (xiii) Vedanta Opportunities Fund, L.P. (“VOF”), (xiv) Alpha Technology Ltd., and (xv) the John G. Hannon Revocable Trust u/a dated March 9, 2004 (collectively, the “New Stockholders”, and together with the Existing Stockholders and the Acquisition Stockholders, the “Stockholders”).  The Stockholders and any other persons who shall hereafter acquire Equity Securities (as hereinafter defined) of the Company pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement, are referred to herein collectively as the “Stockholders” and individually as a “Stockholder.”

 WHEREAS, the Company and the Existing Stockholders are party to a Stockholders’ Agreement dated as of August 22, 2008 (the “Original Agreement”) which was entered into in connection with the private placement of an aggregate of 5,897,250 shares of Common Stock and warrants to purchase up to an aggregate of 2,948,625 shares of Common Stock from the Company (the “2008 Warrants”);

WHEREAS, as of May 11, 2009, the Company conducted a private placement to certain of its Existing Stockholders, the John G. Hannon Revocable Trust u/a dated March 9, 2004, and certain other individuals and entities (the “May 2009 Private Placement Stockholders”) in which the May 2009 Private Placement Stockholders acquired an aggregate of 3,581,360 shares of Common Stock and warrants to purchase up to an aggregate of 1,790,680 shares of Common Stock from the Company (the “May 2009 Warrants”) pursuant to subscription agreements (such purchase, the “May 2009 Private Placement”);

WHEREAS, as of May 29, 2009, the Company conducted an additional private placement to VOF, an affiliate of VOF,  and certain other investors in which they acquired an aggregate of 1,558,458 shares of Common Stock and warrants to purchase up to an aggregate of 779,229 shares of Common Stock from the Company (together with the 2008 Warrants and the May 2009 Warrants, the “Warrants”) pursuant to subscription agreements (such purchase, together with the May 2009 Private Placement, the “Investment”);

WHEREAS, the Company, the Existing Stockholders, the Acquisition Stockholders and the New Stockholders desire to amend and restate the Original Agreement to include the New Stockholders in connection with the Investment, to include the Acquisition Stockholders, and to provide for, among other things, certain restrictions relating to the transfer of the Equity Securities and other rights and responsibilities as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.           DEFINITIONS

For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in Exhibit A, except as otherwise expressly provided.

2.           DIRECTORS OF THE COMPANY

2.1.         Board of Directors

The Board of Directors shall serve in accordance with the By-Laws, subject to the terms of this Section 2.  The Company and each Stockholder (for so long as such Stockholder owns any Equity Securities of the Company) shall take or cause to be taken all such action within its respective power and authority as may be required:

(a)             to maintain the size of the Board of Directors of the Company at no more than nine (9) directors;

(b)             to cause to be elected to the Board of Directors one person designated by the holders of a majority of the Equity Securities (on an as-converted into Common Stock basis) owned by GEF, Thunderclap and Caroline Pisano, with the designee pursuant to this Section 2.1(b) to be Caroline Pisano;

(c)             to cause to be elected to the Board of Directors one person designated by COPLP, with the designee pursuant to this Section 2.1(c) to be Randall M. Griffin;

(d)                to maintain the current composition of the Board of Directors which currently consists of Randall M. Griffin, John Hannon, Arthur Money, Kenneth Minihan, Leonard E. Moodispaw, Caroline Pisano and William Campbell (or, if he is unable to serve, a nominee who is mutually acceptable to the Company and VOF); provided that the Board may be increased in connection with future acquisitions and any additional directors appointed in connection with such acquisitions or as a replacement for any director upon his or her resignation shall require the approval of the majority of the Board of Directors under this Section 2.1(d) in order to be a nominee for director; provided, further, that in the event that William Campbell is no longer serving on the Board of Directors and VOF and the Company have not agreed upon a replacement, the director position shall remain vacant until such time as VOF makes such designation;

(e)             to maintain the voting requirements for actions of the Board of Directors at a majority of directors present at a meeting at which there is a quorum, except in respect of such matters as this Agreement, the Charter or the By-Laws may impose a greater voting requirement;

(f)             to cause to be removed forthwith from the Board of Directors any director when removal is requested for any reason, with or without cause, by the Stockholder or group of Stockholders designating the election of such director (the “Designating Stockholder”), and not to remove any director for any other reason other than cause; and

(g)             in case of the death, resignation, or other removal as herein provided of any director, to elect another person designated by the Designating Stockholder (subject to the approval rights set forth above) to fill the vacancy created thereby.

2.2.         Board Meetings

Each of the Company and each Stockholder shall use its commercially reasonable efforts to take, or cause the Board of Directors to take, all such actions necessary to hold meetings of the Board of Directors at least once each calendar quarter in accordance with the By-Laws.

2.3         Board Observer Rights

Each of (a) GEF and Thunderclap, acting together, and (b) COPLP (but, with respect to COPLP, only at such times that COPLP does not have a representative on the Board of Directors) shall be entitled to appoint one individual (in each case, the “Observer”) to attend, or have one individual attend on its behalf, all meetings of the Board of Directors, and the Observer shall be permitted to attend all meetings of committees thereof to the extent practicable, in each case as an observer, and the Company shall provide the Observer with all information provided to its Board of Directors; provided that the Observer shall agree in writing to maintain the confidentiality of all information which he or she learns of as a result of the rights provided by this Section 2.3 and to use the information only for the purposes reasonably related to the Company’s business; provided, further, that the Company reserves the right to exclude the Observer from a meeting or from receiving any information if the Observer’s presence at the meeting or receipt of the information would jeopardize any privilege of the Company or involve highly confidential or sensitive information of the Company or otherwise be deemed by a majority of the Board of Directors of the Company to be detrimental to the Company or the Board of Directors’ deliberations.  GEF and Thunderclap hereby appoint as their Observer,  Jeffrey Leonard or Brian Foist.

2.4.         Expenses

The Company shall reimburse the members of the Board of Directors and any Observer (or the individual attending on the Observer’s behalf) for such individual’s reasonable out-of-pocket expenses incurred by the individual for the purpose of attending meetings of the Board of Directors or committees thereof.

2.5.         Board Committees

The Company and each Stockholder shall take, or cause the Board of Directors to take, all actions reasonably necessary to cause the Board of Directors to create and maintain a compensation committee and an audit committee, each consisting of three members~~,~~ provided, that each committee shall be entitled, at the sole discretion of the committee, to meet in executive session without the presence of any observer who is personally interested in the matter being deliberated or who has oversight responsibility for management of the relevant function under discussion.

3.           TRANSFER OF EQUITY SECURITIES

Until the earlier of (i) the closing of the first Qualified Public Offering or (ii) at the time as none of the Stockholders hold any Equity Securities, the following restrictions shall apply to the transfer of Equity Securities:

3.1.	Restrictions on Transfer of Shares of Common Stock by the Stockholders

No Stockholder shall Transfer any Equity Securities except pursuant to this Section 3 other than transfers in connection with a public offering under the Act or a Transfer pursuant to a sale of the Company.  No Transfer of Equity Securities in violation of this Agreement shall be made or recorded on the books of the Company, and any such attempted Transfer shall be void ab initio and of no effect.

3.2.	Rights of First Refusal

3.2.1.    First Refusal Rights

No Stockholder shall Transfer any Equity Securities now or hereafter held or acquired by that Stockholder to any individual or entity except upon receipt of a bona fide Third Party Offer and after any such Stockholder desiring to make the Transfer (each, a “Selling Stockholder”) shall first deliver a written notice (the “Transfer Notice”) to the Company and to each other Stockholder specifying (i) the name and address of the individual or entity making the Third Party Offer, (ii) the number and class or series of Equity Securities which the Selling Stockholder wishes to sell (the “Offered Shares”), (iii) the cash or other purchase price offered for the Offered Shares (the “Offer Price”), (iv) any other material terms and conditions of the Transfer and (v) a copy of the Third Party Offer.  The Transfer Notice shall constitute an irrevocable offer by the Selling Stockholder to sell to the Company and to each other Stockholder (a “Non-Transferring Stockholder”) the Offered Shares at the price under the same terms and conditions contained in the Transfer Notice.

3.2.2.    Company Rights

Within ten (10) Business Days following its receipt of the Transfer Notice, the Company shall notify each Non-Transferring Stockholder and the Selling Stockholder as to the number of the Offered Shares, if any, that the Company is electing to purchase (each such notice being a “Company Acceptance”).  Each Company Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder that number of the Offered Shares which the Company has elected to purchase pursuant to its Company Acceptance.

3.2.3.    Stockholder Rights

If the Company does not elect to purchase all of the Offered Shares (or fails to give a Company Acceptance within the time period set forth in Section 3.2.2), the Non-Transferring Stockholders shall have the right to purchase all, but not less than all, of the remaining Offered Shares that the Company has not agreed to purchase (the “Remaining Offered Shares”).  Within ten (10) Business Days following its receipt of the Company Acceptance or the expiration of the Company’s period in which to elect to purchase the Offered Shares, as the case may be, each Non-Transferring Stockholder shall notify the Company and the Selling Stockholder as to the number of Remaining Offered Shares, if any, that the Non-Transferring Stockholder is electing to purchase (each such notice being an “Investor Acceptance”).  If the number of Remaining Offered Shares is less than the total number included in all Investor Acceptances (as verified by the Company), then the number of Remaining Offered Shares shall be allocated among each Non-Transferring Stockholder who elected to purchase Remaining Offered Shares in the proportion that the number of issued and outstanding Equity Securities owned by such Non-Transferring Stockholder (on an as-converted into Common Stock basis) represents to all of the issued and outstanding Equity Securities (on an as-converted into Common Stock basis) owned by all Non-Transferring Stockholders electing to purchase Remaining Offered Shares.  Each Investor Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder that number of the Remaining Offered Shares which the notifying Non-Transferring Stockholder has elected to purchase pursuant to its Investor Acceptance plus any additional Remaining Offered Shares allocated pursuant to the preceding sentence.

3.2.4.    Sale by Selling Stockholder

If the Company and/or Non-Transferring Stockholders fail to deliver to the Selling Stockholder a Company Acceptance and/or an Investor Acceptance to purchase all of the Offered Shares within the time frames set forth in Sections 3.2.2 and 3.2.3 above, the Selling Stockholder (a) shall be under no obligation to sell any of the Offered Shares to the Company or the Non-Transferring Stockholders, unless the Selling Stockholder so elects, and (b) may, within a period of 120 days from the date of the Transfer Notice, sell all, but not less than all, of the Offered Shares to one or more Third Parties identified in the Transfer Notice (each a “Third Party Transferee”) for cash or other consideration substantially on the terms specified in the Transfer Notice; provided that if there is more than one Third Party Transferee, the Selling Stockholder shall use commercially reasonable efforts obtain binding and definitive commitments to purchase all the Offered Shares within the 120-day period before any sale to a Third Party Transferee of the Offered Shares may take place.  Any Third Party Transferee to whom Offered Shares are Transferred pursuant to and in compliance with this Section 3.2 shall, upon consummation of such Transfer, and as a condition to such Transfer, execute and deliver to the Company and, if requested, to each other Stockholder, a Counterpart and Joinder to this Agreement in substantially the form attached hereto as Exhibit C (a “Joinder”).  Upon such execution and delivery, Exhibit B hereto shall be deemed to be amended to include the name of such Third Party Transferee and such transferee shall be joined as a Party to this Agreement as a “Stockholder” for all purposes hereof.  If the Selling Stockholder does not complete the sale of the Offered Shares within the 120-day period, the provisions of this Section 3.2 shall again apply, and no Transfer of Equity Securities held by the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

3.2.5.    Closing

The closing of purchases of Offered Shares by the Company (or its designee) and the Remaining Offered Shares by the Non-Transferring Stockholders (or their designees) pursuant to this Section 3.2 shall take place within sixty (60) days after the date of the Transfer Notice at 11:00 A.M. local time at the principal offices of the Company (as may reasonably be extended if an appraisal of non-cash consideration is required), or at such other date, time or place as the parties to the sale may agree.  At least five (5) Business Days prior to the closing, the Company shall notify the Selling Stockholder(s) in writing of the name and number of purchasers and the portion of the Offered Shares to be purchased by the Company and the Remaining Offered Shares to be purchased by the Non-Transferring Stockholders.  At the closing, the Selling Stockholder(s) shall sell, transfer and deliver to the Company and the Non-Transferring Stockholders full right, title and interest in and to the Offered Shares or the Remaining Offered Shares so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in the Charter and this Agreement and applicable securities laws) and shall deliver to the Company or the Non-Transferring Stockholders, as applicable, a certificate or certificates representing the Offered Shares and the Remaining Offered Shares sold, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed with signatures guaranteed by a commercial bank, trust company or registered broker dealer.  Simultaneously with delivery of the certificates, the Company or the Non-Transferring Stockholders, as applicable, shall deliver to the Selling Stockholder(s), in full payment of the purchase price of the Offered Shares and the Remaining Offered Shares purchased, (a) any cash consideration for the shares by wire transfer of immediately available funds to the bank and the account designated by the Selling Stockholder(s) and/or (b) any non-cash consideration for the shares to the Selling Stockholder(s) at closing in accordance with the Transfer Notice.  The Company and the Non-Transferring Stockholders shall have the absolute right to substitute cash consideration of equal value to any non-cash consideration proposed to be paid by the Third Party Transferee for such non-cash consideration.  The parties shall agree on the value of the non-cash consideration within ten (10) Business Days of the date required for delivery of the Investor Acceptance.  If the Selling Stockholder and the parties who have delivered Investor Acceptances are unable to agree on the value of the non-cash consideration within such ten (10) Business Day period, the parties shall select an appraiser of recognized national standing to conduct an independent appraisal of the non-cash consideration.  Any appraisal conducted pursuant to this section shall be completed no later than thirty (30) Business Days after request therefor and costs related to the appraisal shall be borne equally among the Selling Stockholder and the parties who have delivered acceptance notices.

4.           PREEMPTIVE RIGHTS

4.1.             The Company hereby grants to the Preemptive Stockholders the right (but not the obligation) to purchase up to its pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue.  A pro rata share of any New Securities is the portion of the New Securities obtained by multiplying the total New Securities proposed to be issued by a fraction, the numerator of which is the number of shares of Common Stock then held by the Preemptive Stockholder (assuming the conversion and exercise into Common Stock of all Equity Securities then held by the Preemptive Stockholder), and the denominator of which is the total number of shares of Common Stock then outstanding (assuming the conversion and exercise into Common Stock of all Equity Securities outstanding on such date).  Each Preemptive Stockholder shall have a right of over allotment such that if any Preemptive Stockholder fails to exercise its purchase rights hereunder, the other Preemptive Stockholders may elect to purchase such non-purchasing Preemptive Stockholder’s allotment on a pro rata basis.

4.2.             In the event the Company proposes to undertake an issuance of New Securities, it shall give each of the Preemptive Stockholders written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same.  A Preemptive Stockholder shall have fifteen (15) Business Days from the date of receipt of any such notice to notify the Company of its intent to purchase all or a portion of its pro rata share of the New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

4.3.           In the event and to the extent a Preemptive Stockholder does not notify the Company of its decision to exercise the rights granted hereunder within the fifteen (15) Business Day period, the Company shall notify any Preemptive Stockholders that have elected to exercise their rights and such Preemptive Stockholders shall have ten (10) Business Days from the date of receipt of such further notice to notify the Company of their intent to exercise their respective over allotment rights with respect to the New Securities that the other Preemptive Stockholders have declined to purchase.  In the event and to the extent that the Preemptive Stockholders do not exercise the rights granted hereunder with respect to the New Securities, the Company shall have ninety (90) days from the date notice is provided to the Preemptive Stockholders pursuant to Section 4.2 to effect the sale of the New Securities at a price and on terms no more favorable to the purchasers thereof than those offered to the Preemptive Stockholders.  In the event the sale is not effected within the ninety (90) day period, the Company shall not issue or sell the New Securities without first offering the New Securities to the Preemptive Stockholders in the manner provided in this Section 4.

4.4.           Notwithstanding the foregoing, in no event shall the Company be required to sell any New Securities to a Stockholder that is not an “accredited investor” as such term is defined under the Act at the time of such proposed sale.

5.          DRAG-ALONG RIGHTS

5.1.	Rights Generally

In the event that (a) a majority of the Board of Directors and (b) Stockholders holding a majority of the issued and outstanding Equity Securities, voting together as a single class (on an as-converted into Common Stock basis, if applicable), then held by all Company Stockholders (collectively, the “Initiating Stockholders”), approve either:

(A)           a transaction in which a Third Party would acquire from Stockholders shares representing fifty percent (50%) or more of the outstanding voting power of the Company, including for these purposes shares acquired by such Third Party in a Related Transaction, or

(B)           a transaction with a Third Party that qualifies as a Liquidation (such events described in subsections (A) and (B) are referred to in this Agreement as a “Sale of the Company”),

each Stockholder agrees with respect to all Equity Securities that such Stockholder holds:

(i)           in the event such transaction requires the approval of Stockholders, (a) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of Stockholders, to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of Equity Securities (to the extent such Equity Securities grant such right to the holder thereof), at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and (b) to vote (in person, by proxy or by action by written consent, as applicable) all Equity Securities (to the extent such Equity Securities grant such right to the holder thereof) in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii)           in the event that the Sale of the Company is to be effected by the sale of Equity Securities held by the Stockholders without the need for Stockholder approval, to sell all Equity Securities beneficially held by such Stockholder (or in the event that the Initiating Stockholders are selling fewer than all of their Equity Securities, Equity Securities in the same proportion as the Initiating Stockholders are selling) to the Third Party to whom the Initiating Stockholders propose to sell their Equity Securities, on the same terms and conditions as the Initiating Stockholders (subject to Section 5.2(ii) below), except that Stockholders will not be required to sell their shares unless (A) the liability for indemnification, if any, of each Stockholder in such Sale of the Company is several, not joint, and is pro rata in accordance with such Stockholder’s relative stock ownership of the Company, and will not exceed the consideration payable to such Stockholder, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct by such Stockholder) and (B) the Stockholders are required to make only representations and warranties that are equivalent to those made by the Initiating Stockholders;

(iii)           to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(iv)           to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company; and

(v)           not to deposit, and to use diligent efforts to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such Party or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such shares of capital stock, unless specifically requested to do so by the acquirer in connection with a Sale of the Company.

5.2.         Conditions

The obligations of the Stockholders pursuant to this Section 5 are subject to the satisfaction of the following conditions:

(i)           all Stockholders shall participate in the Sale of the Company on a pro rata basis;

(ii)           the consideration to be received by each Stockholder shall be the same amount of consideration per share to be received by the Initiating Stockholders for the corresponding class or series of stock (on an-as converted into Common Stock basis) after taking into account the rights, privileges and preferences of any class of Equity Securities outstanding and treating the Stockholders as if a Liquidation had occurred, but not taking into account any discount for illiquidity or lack of control;

(iii)           if any Initiating Stockholder is given an option as to the form and amount of consideration to be received with respect to a class or series of securities it holds, all Stockholders will be given the same option; and

(iv)           no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Sale of the Company and no Stockholder shall be obligated to pay more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the purchaser (costs incurred by or on behalf of a Stockholder for its sole benefit will not be considered costs of the transaction hereunder).

6.                           TAG-ALONG RIGHTS

6.1.       Subject to Section 3.2, in the event that one or more of the Stockholders (the “Selling Investors”) receives a bona fide Third Party Offer to purchase fifty percent (50%) or more of the issued and outstanding Equity Securities of the Company in a single transaction (or a transaction preceded by one or more Related Transactions within a 12-month period), the Selling Investors shall deliver a written notice (the “Investor Transfer Notice”) to the Company (such Investor Transfer Notice, in the event of a single transaction, to be delivered in connection with such transaction, and such Investor Transfer Notice, in connection with a transaction preceded by one or more Related Transactions, to be delivered in connection with the transaction pursuant to which the prospective transferee (the “Purchase Offeror”) shall acquire 50% or more of the issued and outstanding Equity Securities).  The Investor Transfer Notice will state (i) the Selling Investors’ bona fide intention to Transfer, (ii) the aggregate number of shares of Equity Securities to be Transferred to the Purchase Offeror (taking into account any preceding Related Transactions) (the “Investor Shares”), (iii) the expected closing date of the transaction, and (iv) confirmation that the Purchase Offeror has been informed of the provisions of this Section 6.  The Company shall promptly, and in any event within five (5) Business Days after receipt of such Investor Transfer Notice, deliver a copy of such Investor Transfer Notice to the other Stockholders (each a “Non-Recipient Stockholder”).

6.2.       Any Non-Recipient Stockholder may elect to participate in the Transfer contemplated by Section 6.1 above by delivering a written notice (a “Tag-Along Notice”) to the Selling Investors and the Company within five (5) Business Days after receipt of such Investor Transfer Notice, and each such Non-Recipient Stockholder (each a “Co-Seller”) may elect to Transfer in such contemplated Transfer up to that number of shares of the Company (referred to herein as “Tag-Along Shares”) that is equal to the product of (a) the aggregate number of Investor Shares sold or proposed to be sold by the Selling Investors (taking into account any preceding related transactions) multiplied by (b) a fraction, the numerator of which is the total number of Equity Securities owned by such Co-Seller, on an as-converted into Common Stock basis, and the denominator of which is the total number of shares of Equity Securities, on an as-converted into Common Stock basis, issued and/or issuable to the Selling Investors and to all Co-Sellers after taking into account the rights, privileges and preferences of the Investor Shares as if a Liquidation with respect to all of the Investor Shares and Tag-Along Shares had occurred but not taking into account any discount for illiquidity or lack of control.  If any Non-Recipient Stockholder fails to deliver a Tag-Along Notice by the close of business on the fifth (5th) Business Day after receipt of an Investor Transfer Notice, such Stockholder shall be deemed to have elected not to participate in the Transfer covered by such Investor Transfer Notice.

6.3.       Each Co-Seller participating in a Transfer shall deliver to the Purchase Offeror at a closing to be held at the offices of the Company (or such other place as the parties agree), one or more certificates, properly endorsed for Transfer, which represent the number of Tag-Along Shares which the Co-Seller elects to Transfer, and may Transfer, pursuant to this Section 6.  Such certificates shall be transferred by the Co-Seller to the Purchase Offeror simultaneously with the consummation of the Transfer of the Investor Shares pursuant to the terms and conditions specified in the Investor Transfer Notice against receipt by the Co-Sellers of the proceeds of the Transfer of their respective Tag-Along Shares.  If there is to be an agreement of sale or similar instrument with respect to the proposed Transfer (a “Sale Agreement”), the Selling Investors will furnish a copy of the Sale Agreement in its then current form to the Company with the Investor Transfer Notice, and the Company shall furnish a copy thereof to the Non-Recipient Stockholders.  As promptly as practicable after receipt of a Tag-Along Notice, if the Sale Agreement has not previously been executed, the Selling Investors shall furnish the Co-Sellers with successive drafts of the Sale Agreement, if any, as they become available.  As a condition to making a Co-Sale Notice and being eligible to participate in a Transfer, each Co-Seller shall represent and warrant to the Purchase Offeror with respect to the Tag-Along Shares being disposed of by such Co-Seller that the transferee of the Tag-Along Shares (or interests therein) is receiving such Tag-Along Shares (or interests therein), free and clear of all pledges, security interests or other liens created by such Co-Seller.  Each Co-Seller shall accept a proportionate delegation of any duties of the Selling Investors under any Sale Agreement (including any indemnification obligation); provided, however, that (a) no Co-Seller need accept joint liability with respect to representations, warranties or covenants (including without limitation indemnification obligations) of the Selling Investors or any other Co-Sellers, it being agreed that such Sale Agreement shall provide that the liability of such Co-Seller in connection with the sale shall be several only and shall not in any event exceed such Co-Seller’s pro rata share of any net proceeds received in such sale and (b) each Co-Seller shall be required only to make representations or warranties to, or enter into indemnification or contribution arrangements with, the Purchase Offeror relating to the Sale Agreement which are reasonable in the context of the proposed sale including, without limitation, a representation and warranty with respect to the shares or other equity interests being disposed of by such Co-Seller that the transferee of the shares or other equity interests evidenced thereby is receiving such shares or other equity interests, free and clear of all pledges, security interests or other liens.  In the event that any prospective transferee or transferees prohibit assignment and delegation of such Sale Agreement or otherwise refuse to purchase any Tag-Along Shares from a Co-Seller, the Selling Investors shall purchase the Tag-Along Shares from each Co-Seller on the same terms and conditions as the proposed transfer described in the Investor Transfer Notice in an amount sufficient to allow the full exercise by the Co-Sellers of the right of co-sale granted hereby; provided, however, that such obligation shall not apply in the event that the Selling Investors fail to consummate the transaction described in the Investor Transfer Notice.

6.4.       Any Transfer made pursuant to this Section 6 shall be consummated on the terms set forth in the Investor Transfer Notice.  The Company shall use commercially reasonable efforts to aid such closing, including, but not limited to, exchanging the Co-Seller’s certificates for new certificates in requested denominations.

7.           COVENANTS OF THE COMPANY

7.1        At any time when shares of Equity Securities are held by Stockholders, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Charter) the written consent or affirmative vote of the Stockholders holding a majority of the Equity Securities (on an as-converted into Common Stock basis) then held by all of the Stockholders, which vote must include the affirmative votes of both (a) COPT, but only to the extent it then holds at least 25% of the number of shares of Common Stock it purchased on the date of this Agreement and (b) a Stockholder designated by the holders of a majority of the Equity Securities (on an as-converted into Common Stock basis) then held by GEF, the Hannon Family, Caroline Pisano and Thunderclap, such designee to initially be Caroline Pisano, but only to the extent that GEF, the Hannon Family, Caroline Pisano and Thunderclap, as a group, then hold at least 25% of the number of shares of Common Stock they purchased on the date of this Agreement:

(i)        liquidate, dissolve or wind-up the business and affairs of the Company, effect any Liquidation, or consent to any of the foregoing;

(ii)       amend, alter or repeal any provision of the Charter or Bylaws of the Company;

(iii)       create, or authorize the creation of, or issue or obligate itself to issue any New Securities, or increase the authorized number of shares of Equity Securities;

(iv)       purchase or redeem (or permit any Subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (1) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (2) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any Subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(v)       create, or authorize the creation of, or issue, or authorize the issuance of any debt security in excess of $1,000,000 in the aggregate, or permit any Subsidiary to take any such action with respect to any debt security in excess of $1,000,000 in the aggregate;

(vi)       create, or hold capital stock in, any Subsidiary that is not wholly owned (either directly or through one or more other Subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect Subsidiary of the Company, or permit any direct or indirect Subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such Subsidiary;

(vii)       make, or permit any Subsidiary to make, any loan or advance to, or own any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company, or to any person, including any employee or director of the Company or any Subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(viii)       guarantee, directly or indirectly, or permit any Subsidiary to guarantee, directly or indirectly, any indebtedness in excess of $1,000,000 except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business;

(ix)       incur any aggregate indebtedness in excess of $1,000,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(x)       otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person, except for transactions contemplated by this Agreement and the Subscription Agreements; transactions resulting in payments to or by the Company in an aggregate amount less than $120,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(xi)       change the principal business of the Company;

(xii)       sell, assign, license, pledge, or encumber any material intellectual property, other than licenses granted in the ordinary course of business;

(xiii)       acquire the operations or assets of another business (including any corporation, limited liability company, limited partnership or other entity and including, without limitation, by merger, consolidation, sale of assets, sale of control, leasing or licensing) in a single transaction or series of related transactions, provided that such consent shall not be required for the acquisitions of S&H Enterprises of Central Maryland, Inc. and Integrated Computer Concepts, Inc.

8.           ADDITIONAL COVENANTS OF THE COMPANY

The Company hereby covenants as set forth in the following subsections with each Stockholder as follows:

8.1.	Books and Records

The Company shall keep and maintain adequate and proper books and records of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all applicable laws, rules, and regulations, reflecting all financial and other transactions of the Company normally or customarily included in books and records of account of companies engaged in the same or similar businesses and activities as the Company.

8.2.	Financial and Business Information

The Company shall furnish to each Stockholder owning at least 25% of the number of shares of Common Stock they purchased on the date of this Agreement:

(i)           as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in equity for the fiscal year, all prepared in reasonable detail, and certified by independent certified public accountants of recognized national standing as presenting fairly in all material respects the financial position of the Company and approved by the Board of Directors, including footnotes and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year.

(ii)           as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company (other than the last quarter of each fiscal year) in the case of quarterly statements and within thirty (30) days after the close of each month of each fiscal year in the case of monthly statements, a copy of the unaudited consolidated balance sheet of the Company as of the end of the quarter or month and the related unaudited consolidated statements of income and cash flows of the Company for the periods commencing at the end of the previous quarter or month and ending at the end of the quarter or month and commencing at the beginning of the fiscal year and ending at the end of the quarter or month, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the figures for the period set forth in the operating plan and budget delivered by the Company pursuant to subsection (3) hereof;

(iii)           as soon as available and in any event no later than forty-five (45) days prior to the first day of each fiscal year beginning after the date hereof, an annual operating plan and budget (including cash flow data) for the Company for the fiscal year, each prepared in reasonable detail, which operating plan and budget shall have been, prior to such time, approved by the holder of a majority of the outstanding Equity Securities then held by the Stockholders;

(iv)           at least annually, letters from the Company’s independent accountants regarding the sufficiency of internal controls and other matters customarily addressed in “management letters”; and

(v)           promptly, from time to time, such other information regarding the business, operations, financial condition, prospects, assets, liabilities or properties (including, without limitation, Company federal, state and local tax returns) of the Company that any Stockholder may reasonably request.

8.3.	Subsidiaries

The Company shall do all things necessary (including but not limited to removing and replacing the board of directors of each Subsidiary) to cause its Subsidiaries to refrain from taking any action that would be prohibited by the Charter or By-Laws if the Company were to take such action.

8.4           TRS Tax Election

(i)           COPLP and the Company have signed and filed a joint election for the Company to become a taxable REIT subsidiary (a “TRS”) of COPLP under section 856(e) of the Internal Revenue Code of 1986, as amended (the “TRS Election”).

(ii)           The Company agrees (1) to revoke the TRS Election promptly (but no later than three (3) Business Days following receipt of such form from COPLP) upon receipt of a completed IRS revocation form from COPLP; provided that all of the information is complete and accurate as to the Company and (2) not to engage, either directly or indirectly, in the management of lodging or healthcare facilities.  In the case of any breach by the Company of either of such covenants in a manner that is materially adverse to COPLP, the Company shall (A) indemnify COPLP for any losses, damages, liabilities, reasonable costs and expenses incurred by COPLP in connection with any such breach and (B) upon notice from COPLP, repurchase all of the Equity Securities then held by COPLP at a price equal to the then fair market value of such Equity Securities, as determined by an independent third party valuation professional selected by COPLP and reasonably acceptable to the Company, plus all expenses (including reasonable attorneys’ fees) incurred by COPLP in connection with such subsequent repurchase.  The Company shall close such repurchase promptly, but in no event later than thirty (30) days, after completion of the such independent valuation, which such repurchase shall be paid in cash at the closing.

8.5           Reservation of Shares

The Company shall maintain a sufficient number of common shares in reserve for issuance upon exercise of the Warrants.

9.           MISCELLANEOUS

9.1.	Legend

Prior to the closing of a Qualified Public Offering or so long as such securities are  “restricted securities”, the certificates or other evidence representing the Equity Securities shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS, AND PRIOR TO ANY SUCH PROPOSED SALE OR TRANSFER BY ANY HOLDER OF THE SHARES REPRESENTED HEREBY IN RELIANCE ON ANY SUCH EXEMPTION OR EXEMPTIONS FROM REGISTRATION, IF REQUESTED BY THE ISSUER HEREOF, SUCH SHAREHOLDER SHALL HAVE PROVIDED THE ISSUER HEREOF WITH A WRITTEN OPINION FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER HEREOF TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE WITH RESPECT TO THE PROPOSED SALE OR TRANSFER AND THAT NO SUCH REGISTRATION IS REQUIRED.

THE VOTING RIGHTS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF MAY 29, 2009, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

Promptly following the execution of this Agreement, to the extent not done so prior hereto, the Company and each Stockholder shall cause the foregoing legend to be affixed to each certificate representing outstanding shares of Common Stock.

9.2.	Specific Performance

In addition to any other remedies which the Stockholders may have at law or in equity, the Parties hereby acknowledge that the harm which might result to the Stockholders from breaches by the other Parties of their respective obligations to take all necessary actions with respect to the election and the removal of directors of the Company cannot be adequately compensated by damages.  Accordingly, each Stockholder shall have the right to have all obligations and undertakings set forth in Sections 2.1 and 2.2 and, with respect to the board of directors of any Subsidiary of the Company, Section 8.3, specifically performed by the other Parties and that any other Party shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

9.3.	Termination

All agreements, covenants and obligations of the Parties hereunder shall forthwith become wholly void and of no effect upon the earlier to occur of the following: (i) the closing date of the first Qualified Public Offering by the Company, or (ii) a Liquidation.

9.4.	Assignment

No Party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, unless (a) such person shall have obtained the prior written consent of all the other Parties, (b) such assignment is in connection with a Transfer of Equity Securities described in Section 3 hereof, or (c) in the case of the Stockholders, such assignment is to an Affiliate of such Stockholder.  In each case, as a condition to such assignment, the assignee shall execute and deliver to the Company a Joinder to this Agreement.  Any purported assignment of this Agreement contrary to the terms hereof shall be null and void and of no force and effect.

9.5.	Entire Agreement; Amendment

This Agreement, including the exhibits hereto, constitutes the entire agreement among the Parties with respect to the matters provided for herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.  This Agreement may not be amended without the written consent of the Company and the Stockholders holding a majority of the Equity Securities (on an as-converted into Common Stock basis) held by all of the Stockholders; provided that, any amendment of Section 2.1 to the specific detriment of any Stockholder shall require the additional consent of such Stockholder; provided, further, that any amendment to Section 4 may be made with the written consent of only the Company and holders of a majority of the Equity Securities (on an as-converted into Common Stock basis) held by the Preemptive Stockholders, and that any amendment to Section 7 must include the affirmative vote of both (A) COPLP to the extent it then holds Equity Securities and (B) the Stockholder designated by the holders of a majority of the Equity Securities (on an as-converted into Common Stock basis) then held by GEF, the Hannon Family, Caroline Pisano and Thunderclap.

9.6.	Waiver

No delay or failure on the part of any Party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any Party unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

9.7.	No Third Party Beneficiaries

It is the explicit intention of the Parties that no person or entity other than a Party is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

9.8.	Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

9.9.	Governing Law

This Agreement, the rights and obligations of the Parties, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof).

9.10.	Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any Party to any other Party pursuant to this Agreement shall be in writing and shall be hand-delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)
If to the Company:

135 National Business Parkway, Suite 101
Annapolis Junction, MD 20701
Facsimile: 301-575-1047
Attention:  Leonard E. Moodispaw, CEO

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.
111 South Calvert Street, Suite 1600
Baltimore, Maryland  21202
Facsimile: (410) 539-6981
Attention: A. Lynne Puckett

(ii)	If to the Stockholders, to each at its address set forth on Exhibit B.

Each Party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication which shall be hand-delivered or mailed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt, being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

9.11.	Execution in Counterparts

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.

9.12	Consent to Jurisdiction

(a)           This Agreement duties and obligations of the Parties hereunder shall be enforceable against any Party in any Maryland state court or any Federal court located in the State of Maryland.  For such purpose, each Party hereby irrevocably submits to the non-exclusive jurisdiction of any such court.  All claims in respect of this Agreement may be heard and determined in any such court.

(b)           A final judgment of any court specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement, or have caused this Stockholders’ Agreement to be duly executed on their behalf, as of the day and year first set forth above.

COMPANY:

THE KEYW CORPORATION

By:	/s/ Leonard E. Moodispaw
Name: Leonard E. Moodispaw
Title: Chief Executive Officer

EXISTING STOCKHOLDERS:

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust, its general partner

By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Executive Officer

GEF CAPITAL COMPANY HOLDINGS, LLC

By:	/s/ H. Jeffrey Leonard
Name:
Title:

THE HANNON FAMILY, LLC

By:	/s/ Glenn Allen Hannon
	Name:	Glenn Allen Hannon
	Title:	Director

THUNDERCLAP HOLDINGS, LLC

By:	/s/ H. Jeffrey Leonard
Name:
Title:

/s/ Frank Derwin
Frank Derwin

/s/ Frederick Funk
Frederick Funk

/s/ Leonard E. Moodispaw
Leonard E. Moodispaw

/s/ Caroline Pisano
Caroline Pisano

[signatures continue on the following page]

NEW STOCKHOLDERS:

VEDANTA OPPORTUNITIES FUND, L.P.

By: Vedanta Associates, LP, its general partner

By: Vedanta Partners, LLC, its general partner

By:	/s/ Parag Saxena
	Name:	Parag Saxena
	Title:	Managing Partner

ALPHA TECHNOLOGY LTD.

By:

By:

By:	/s/ Chandroo Kewalramani
	Name:	Chandroo Kewalramani
	Title:	Director

JOHN G. HANNON REVOCABLE TRUST U/A DATED MARCH 9, 2004

/s/ John Hannon
John Hannon

DANIEL WEIMER

/s/ Daniel Weimer
Daniel Weimer

W. MORGAN ADAMS

/s/ W. Morgan Adams
W. Morgan Adams

BARRY SKOLNICK

/s/ Barry Skolnick
Barry Skolnick

EXHIBIT A

DEFINITIONS

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” shall mean: (a) with respect to an individual, (i) a spouse, lineal ancestor or descendant, father, mother, father or mother-in-law, brother or sister, brother or sister-in-law, aunts, uncles, nieces, nephews of such person; (ii) a transferee of such person by way of will or the laws of descent and distribution; (iii) a trust for the benefit of such person or an Affiliate of such person; (iv) a family limited partnership or family limited liability company organized by such person or an Affiliate of such person; or (v) any strategic advisor to the Company or any of its Affiliates; (b) with respect to an entity, (i) any officer or director of such entity, or (ii) any stockholder, partner, member or investor holding not less than 15% of the voting power, directly or indirectly, with respect to such entity; and (c) with respect to an individual or entity, any individual or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such individual or entity, including, without limitation, any venture capital fund now or hereafter existing which Controls, is Controlled by or under common Control with one or more general partners or shares the same management company.

“Business Day” shall mean Monday through Friday and shall exclude any federal or religious holidays.

“By-Laws” shall mean the By-Laws of the Company, as amended from time to time as of the date hereof.

“Charter” shall mean the Amended and Restated Articles of Incorporation of the Company as filed on August 22, 2008 with the Maryland State Department of Assessments and Taxation, as amended from time to time as of the date hereof.

“Common Stock” shall mean up to thirty five million (35,000,000) shares of the Company’s capital stock issued as common stock of the Company, par value of one tenth of one cent ($0.001) per share.

“Control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

“Equity Securities” shall mean the capital stock of the Company, including the Common Stock and the Preferred Stock, and any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, capital stock, any security convertible into or exchangeable for capital stock (including convertible debt securities) or any other security or interest in the Company whether or not convertible into or exchangeable for capital stock of the Company.

“Liquidation” shall mean: (i) the liquidation, dissolution or winding-up of the Company, (ii) the sale or lease of all or substantially all of the assets of the Company or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Company with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Company, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); provided, however, that a Liquidation shall not include a share exchange, reorganization, recapitalization, merger or consolidation involving the Company or a subsidiary in which the holders of shares of the Company’s voting stock outstanding immediately prior to such transaction continue to hold at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation (or other form of business entity) or (2) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity).

“New Securities” shall mean any Equity Securities of the Company, whether now authorized or not, but shall not include: (a) shares of Common Stock to be issued upon the exercise of warrants or options which were outstanding as of the date of Closing, (b) shares of Common Stock issued to officers, directors or employees of the Company upon the exercise of options issued to such persons, under any stock option or other equity incentive plan approved by the Board of Directors, (c) securities offered as consideration for any business combination between the Company and another corporation or entity approved by the Board of Directors or (d) securities offered in an Qualified Public Offering.

“Preemptive Stockholders” shall mean each of the Stockholders.

“Preferred Stock” shall mean up to five million (5,000,000) shares of the Company’s capital stock, par value of one tenth of one cent ($0.001) per share, in one or more classes or series and with rights, preferences and privileges established by the Board of Directors.

“Qualified Public Offering” shall mean a firm commitment underwritten public offering of shares of Common Stock through a nationally recognized underwriter in which the aggregate proceeds to the Company from the sales of such shares to the public is at least (a) $30,000,000, but only if the price per share of Common Stock is at least $8.00 and the Common Stock is listed on a national stock exchange or (b) $50,000,000.

“Related Transaction” shall mean the acquisition of any Equity Securities that have voting privileges by a Third Party or any Affiliate of such Third Party during the twenty-four month period preceding the date for which a determination is to be made under Section 5.1(A).

“Subsidiary” shall mean, with respect to any person, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, any general partnership interests are, as of such date, owned, Controlled or held by such person or one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person, or (b) that is, as of such date, otherwise Controlled by such person or one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person.

“Third Party” shall mean any person or entity excluding each of the following:  (a) the Company and any Affiliate or associate of the Company or (b) each of the Stockholders and any of their respective successors, officers, directors, Affiliates or associates, and partners (limited and general).

“Third Party Offer” shall mean an offer by a Third Party to acquire any of the Equity Securities.

“Transfer” shall mean the sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance, but shall not include a transfer by a Stockholder to an Affiliate or any limited or general partner thereof; provided that the transferee shall hold the Equity Securities subject to the terms of this Agreement and, as a condition precedent to such transfers, shall be required to execute and deliver a Joinder to this Agreement.

EXHIBIT B

STOCKHOLDERS

Name	Address
Corporate Office Properties, L.P.	c/o Corporate Office Properties Trust 6711 Columbia Gateway Drive, Suite 300 Columbia, MD 21046 Attn: General Counsel
Frank Derwin	216 Rock Ridge Parkway Millersville, MD 21108
Frederick Funk	609 South Sharp Street Baltimore, MD 21230
The Hannon Family, LLC	4416 East West Highway, Suite 400 Bethesda, MD 20814
GEF Capital Company Holdings, LLC	5471 Wisconsin Ave., Third Floor Chevy Chase, MD 20815-3546
Leonard E. Moodispaw	201 Serenity Point Lane Gambrills, MD 21054
Caroline Pisano	21108 Kaul Lane Germantown, MD 20876
Thunderclap Holdings, LLC	2 Farmington Court Chevy Chase, MD 20815
John G. Hannon Revocable Trust u/a dated March 9, 2004	4416 East West Highway Suite 400 Bethesda, MD 20814
Vedanta Opportunities Fund, L.P.	540 Madison Avenue 38th Floor New York, NY 10022
Alpha Technology Ltd.	c/o UBS International 600 West Broadway, Suite 2800 San Diego, CA 92101
Daniel Weimer	2052 Poplar Ridge Road Pasadena, MD 21122
W. Morgan Adams	15015 Kenwood Road Woodbine, MD 21797
Barry Skolnick	4175 Harrisville Road Mount Airy, MD 21771

EXHIBIT C

FORM OF COUNTERPART AND JOINDER AGREEMENT

The undersigned hereby joins the Amended and Restated Stockholders’ Agreement, dated as of May 29, 2009 (the “Stockholders’ Agreement”), by and among The KEYW Corporation, a Maryland corporation (the “Company”), and certain stockholders of the Company.  The undersigned acknowledges and agrees that the undersigned shall be deemed a Stockholder under the Stockholders’ Agreement, subject to the terms and conditions of the Stockholders’ Agreement.

STOCKHOLDER:

[Stockholder]

ACCEPTED AND AGREED:

THE KEYW CORPORATION

By:
Name:
Title:
Date:

JOINDER AGREEMENT

The undersigned hereby join the Amended and Restated Stockholders’ Agreement, dated as of May 29, 2009 (the “Stockholders’ Agreement”), by and among The KEYW Corporation, a Maryland corporation (the “Company”), and certain stockholders of the Company which Stockholders’ Agreement has been assigned to and assumed by The KEYW Holding Corporation, a Maryland corporation (“HoldCo”), in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledge and agree that the undersigned shall be deemed Stockholders under the Stockholders’ Agreement, subject to the terms and conditions of the Stockholders’ Agreement.

The undersigned hereby join the Amended and Restated Registration Rights Agreement, dated as of May 29, 2009 (the “Registration Rights Agreement”), by and among the Company and certain investors of the Company which Registration Rights Agreement has been assigned to and assumed by HoldCo in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledge and agree that the undersigned shall be deemed Investors under the Registration Rights Agreement, subject to the terms and conditions of the Registration Rights Agreement.

The parties hereto hereby acknowledge and agree that this Joinder Agreement shall not be effective unless and until shares of HoldCo common stock are issued to the undersigned and/or their affiliates.

STOCKHOLDERS/INVESTORS:

/s/ Kevin B. Wilshere
Kevin B. Wilshere

/s/ D. Patrick Curry
D. Patrick Curry

ACCEPTED AND AGREED:

THE KEYW HOLDING CORPORATION

By:	/s/ John E. Krobath
Name: John E. Krobath
Title: Chief Financial Officer
Date: February 22, 2010

JOINDER AGREEMENT

The undersigned hereby joins the Amended and Restated Stockholders’ Agreement, dated as of May 29, 2009 (the “Stockholders’ Agreement”), by and among The KEYW Corporation, a Maryland corporation (the “Company”), and certain stockholders of the Company which Stockholders’ Agreement has been assigned to and assumed by The KEYW Holding Corporation, a Maryland corporation (“HoldCo”), in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledges and agrees that the undersigned shall be deemed a Stockholder under the Stockholders’ Agreement, subject to the terms and conditions of the Stockholders’ Agreement.

The undersigned hereby joins the Amended and Restated Registration Rights Agreement, dated as of May 29, 2009 (the “Registration Rights Agreement”), by and among the Company and certain investors of the Company which Registration Rights Agreement has been assigned to and assumed by HoldCo in connection with a reorganization effected on December 29, 2009.  The undersigned acknowledges and agrees that the undersigned shall be deemed an Investor under the Registration Rights Agreement, subject to the terms and conditions of the Registration Rights Agreement.

STOCKHOLDER/INVESTOR:

/s/ Kevin Coby
Kevin Coby

ACCEPTED AND AGREED:

THE KEYW HOLDING CORPORATION

By:	/s/ Leonard E. Moodispaw
Name: Leonard E. Moodispaw
Title: Chief Executive Officer
Date: March 15, 2010